Exhibit 99.1
Quanterix Releases Financial Results for the First Quarter of 2026
Reports $36.4 million in revenue and approximately $103 million of cash and marketable securities
Company prioritizing product roadmap and investing in initiatives to drive commercial effectiveness
BILLERICA, Mass. – May 6, 2026 - Quanterix Corporation (NASDAQ: QTRX), a company transforming healthcare by accelerating biomarker breakthroughs from discovery to diagnostics, today announced financial results for the first quarter ended March 31, 2026.
“We continue to make progress toward achieving cash flow breakeven as we move into a phase of growth now that we have captured the cost synergies from the Akoya acquisition,” said Everett Cunningham, President & CEO of Quanterix. “As part of this process, we are focusing our investment into areas that will benefit our commercial effectiveness and drive improved operating results in 2026 and beyond. Additionally, our Alzheimer’s diagnostics business continues its rapid growth with several key milestones expected in the second half of this year, including the completion of three clinical utility studies and a decision from the FDA on our 510(k) application.”
First Quarter Financial Highlights
•Revenue of $36.4 million, an increase of 20% compared to $30.3 million in the prior year.
•GAAP gross margin of 42.7%, as compared to 48.9% in the prior year. Adjusted gross margin (non-GAAP) of 50.9% as compared to 49.7% in the prior year. Prior year margins are updated to reflect a change in accounting policy in Q1’26 related to shipping and handling costs. Shipping and handling costs for product sales are now recorded in cost of product revenue in the Company’s GAAP financials.
•Adjusted EBITDA (non-GAAP) loss of $9.8 million, compared to a loss of $11.3 million in the prior year.
•The Company ended the first quarter with $102.6 million of cash, cash equivalents, marketable securities, and restricted cash. Adjusted cash usage, after accounting for one-time deal and employee separation costs of $4.2 million, was $14.7 million in the first quarter, an increase from the fourth quarter of 2025 driven by seasonally higher payments.
Operational and Business Highlights
•Announced a collaboration with Tempus AI to broaden access to a novel blood-based biomarker panel designed to improve detection accuracy for Alzheimer’s disease. Through the agreement, Tempus AI will build a care gap program for Alzheimer’s disease blood-based biomarker testing, with Quanterix’s LucentAD® Complete multi-biomarker blood test becoming available for neurologists to order on the Tempus clinical ordering platform.

•Announced a diagnostics collaboration with Life Line Screening (LLS), a national organization focused on identifying asymptomatic risks for chronic conditions in community health settings. Through the collaboration, Life Line Screening will offer Quanterix’s Lucent Diagnostics non-invasive blood-based biomarker test for p-tau 217 nationally.

•Selected as a Co-Investigator institution in the PD-BUILD program, part of the Aligning Science Across Parkinson’s (ASAP) Collaborative Research Network (CRN) 2026 expansion, supported by The Michael J. Fox Foundation (MJFF). This multi-year grant brings together leading institutions across academia and industry to develop and deploy high-quality biomarker tools aimed at enabling earlier detection, improved patient stratification, and more effective monitoring of Parkinson’s disease in clinical research.

•Quanterix’s newly launched PhenoCode™ Discovery IO60 panel won silver at the Edison Awards. This award-winning product enables simultaneous visualization of 60 key markers across immune cell types, checkpoints, and tumor-specific pathways.

•Simoa® Ultra-Sensitive Immunoassay launched 3 new assays - mammalian GFAP advantage plus, IL12p70 advantage plus and IL17F advantage plus.

•The Accelerator Service Lab announced two new ADC lung cancer panels for Akoya PhenoImager™ HT at the American Association for Cancer Research(AACR) 2026 annual meeting. Building on the ADC breast cancer panel debuted at the AACR 2025 annual meeting, both panels are available today as a fully managed service.

2026 Business Outlook
Quanterix is reaffirming its guidance for 2026. The Company expects revenues of $169 to $174 million, which assumes no underlying improvement in the academic or pharmaceutical end markets. Quanterix anticipates GAAP gross margin of 41% to 45%, and adjusted gross margin (non-GAAP) of 49% to 53%.

In the first quarter, Quanterix changed its accounting policy for classifying shipping and handling costs for product sales to record them within gross margin. Historically, these costs were recorded in selling, general and administrative expenses. This reclassification is reflected in the Company’s GAAP guidance range, but there is no change to the non-GAAP margin expectation.

Quanterix continues to anticipate achieving cash flow breakeven in the second half of the year and expects to end the year with cash in the range of $100M, and no debt.
Conference Call
In conjunction with this announcement, the Company will host a conference call on May 6, 2026, at 4:30 PM ET. The dial-in number for USA & Canada is Toll-Free (800) 715-9871 or (646) 307-1963 and the conference ID is 8523507.

Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix website at https://ir.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.

About Quanterix

Quanterix is a global leader in ultra-sensitive biomarker detection, enabling breakthroughs in disease research, diagnostics, and drug development. Its proprietary Simoa® technology delivers industry-leading sensitivity, allowing researchers to detect and quantify biomarkers in blood and other fluids at concentrations far below traditional limits. With approximately 6,500 peer-reviewed publications, Quanterix has been a trusted partner to the scientific community for nearly two decades. In 2025, Quanterix acquired Akoya Biosciences, The Spatial Biology Company®, adding multiplexed tissue imaging with single-cell resolution to its portfolio and 1,450 installed instruments. Together, the combined company offers a uniquely integrated platform that connects biology across blood and tissue—advancing precision medicine from discovery to diagnostics. Learn more at www.quanterix.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this press release that are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about Quanterix’s future business outlook, operations, strategy and financial performance, including statements related to our expectations about consistent profitable revenue growth and achieving cash flow breakeven performance, the development and commercialization of our products, the benefits and synergies we may realize from the acquisition of Akoya Biosciences Inc., and under the header “2026 Business Outlook.”. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to Quanterix’s future business, operations, strategy and financial performance: risks related to the impact of changes in U.S. government policies, including impacts of tariffs and reductions in federal research funding; risks associated with the anticipated timing for launch of, and features of, Quanterix’s next-generation instruments to upgrade its existing platforms; risks related to Quanterix’s ability to improve existing diagnostics and develop new diagnostic tests and tools; risks related to Quanterix’s ability to successfully penetrate the diagnostics market; risks related to Quanterix’s ability to retain and expand its customer base and achieve sufficient market acceptance of its products; risks related to the ability of Quanterix’s contract manufacturers and suppliers to reliably and consistently manufacture and supply our instruments; risks that Quanterix may fail to realize the anticipated benefits and synergies of its recent acquisitions of Emission, Inc. and Akoya Biosciences Inc.; risk that integrating Quanterix’s business with that of Akoya could be more difficult, costly or time-consuming than expected; risks that Quanterix’s estimates regarding expenses, future revenues, capital requirements, and needs for additional financing could be incorrect; risks related to Quanterix’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; and risks related to defects or other quality issues in

Quanterix’s products that could lead to unforeseen costs, product recalls, adverse regulatory actions, negative publicity and litigation. Additional factors that could cause results to differ materially from those described above can be found in the periodic reports filed by Quanterix with the SEC, including the “Risk Factors” sections contained therein, which are available on the SEC’s website at www.sec.gov.
All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix anticipates. Quanterix cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Quanterix does not assume any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Financial Highlights
QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product revenue	$25,479	$20,739
Service and other revenue	10,376	8,823
Collaboration and license revenue	560	771
Total revenues	36,415	30,333
Costs of goods sold and services:
Cost of product revenue	15,140	11,341
Cost of service and other revenue	5,709	4,154
Total costs of goods sold and services	20,849	15,495
Gross profit	15,566	14,838
Operating expenses:
Research and development	7,323	10,036
Selling, general and administrative	29,770	31,168
Impairment	19,835	—
Total operating expenses	56,928	41,204
Loss from operations	(41,362)	(26,366)
Other income (expense), net:
Interest income	892	3,267
Change in fair value of contingent liabilities	1,501	(379)
Other income, net	21,421	61
Loss before income taxes	(17,548)	(23,417)
Income tax benefit	7	2,913
Net loss	$(17,541)	$(20,504)

Net loss per common share, basic and diluted	$(0.37)	$(0.53)

Weighted-average common shares outstanding, basic and diluted	46,979	38,718

QUANTERIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share data, unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$36,182	$29,839
Marketable securities	63,083	88,393
Accounts receivable, net of allowance for expected credit losses	26,776	29,972
Inventory	50,959	54,763
Prepaid expenses and other current assets	8,725	9,290
Total current assets	185,725	212,257
Restricted cash	3,344	3,341
Property and equipment, net	21,369	23,672
Intangible assets, net	109,161	131,787
Goodwill	26,710	26,376
Operating lease right-of-use assets	15,861	16,664
Other non-current assets	4,502	4,669
Total assets	$366,672	$418,766
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,657	$13,568
Accrued compensation and benefits	9,850	14,979
Accrued expenses and other current liabilities	8,275	17,571
Deferred revenue	15,190	20,728
Operating lease liabilities	7,933	7,916
Total current liabilities	49,905	74,762
Deferred revenue, net of current portion	2,795	5,830
Operating lease liabilities, net of current portion	27,403	29,323
Non-current portion of contingent liabilities	3,547	5,024
Other non-current liabilities	883	8,097
Total liabilities	84,533	123,036
Total stockholders’ equity	282,139	295,730
Total liabilities and stockholders’ equity	$366,672	$418,766

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(17,541)	$(20,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	5,603	2,188
Credit losses on accounts receivable	305	53
Accretion of marketable securities	(150)	(979)
Operating lease right-of-use asset amortization	797	561
Stock-based compensation expense	4,528	5,462
Impairment	19,835	—
Change in fair value of contingent liabilities	(1,501)	379
Recognition of off-market liability	(13,975)	—
Other operating activity	15	(412)
Changes in assets and liabilities:
Accounts receivable	2,717	4,329
Inventory	3,221	2,085
Prepaid expenses and other current assets	453	421
Accounts payable	(4,846)	399
Accrued compensation and benefits, accrued expenses, and other current liabilities	(7,254)	(3,517)
Deferred revenue	(8,572)	299
Net change in other operating assets and liabilities	(1,742)	(4,652)
Net cash used in operating activities	(18,107)	(13,888)
Cash flows from investing activities:
Purchases of marketable securities	—	(30,246)
Proceeds from sales and maturities of marketable securities	25,350	73,261
Purchases of property and equipment	(87)	(1,256)
Acquisitions, net of cash acquired	—	(8,997)
Net cash provided by investing activities	25,263	32,762
Cash flows from financing activities:
Deferred acquisition payment	(1,000)	—
Principal payments on financing leases	(83)	—
Proceeds from common stock issued under stock plans	340	668
Payments for employee taxes withheld on stock-based compensation awards	(27)	(575)
Net cash provided by (used in) financing activities	(770)	93
Net increase in cash, cash equivalents, and restricted cash	6,386	18,967
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(40)	861
Cash, cash equivalents, and restricted cash at beginning of period	33,180	59,319
Cash, cash equivalents, and restricted cash at end of period	$39,526	$79,147

Use of Non-GAAP Financial Measures
To supplement our financial statements presented on a U.S. GAAP basis, we present the following non-GAAP financial measures:
•Adjusted EBITDA and adjusted EBITDA margin: We define adjusted EBITDA as net income (loss) adjusted to exclude interest income, income tax (expense) benefit, depreciation and amortization expense, stock-based compensation expense, acquisition and integration related costs, impairment and restructuring, and certain other items which include other charges or benefits resulting from transactions or events that are unusual or infrequent, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are discussed in more detail below the tables reconciling the GAAP to non-GAAP measures. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenues.
•Adjusted cash usage: We calculate cash usage as the total change in cash, cash equivalents, and restricted cash adjusted to include the net change from purchases, sales, and maturities of marketable securities (excluding any interest receivable). Adjusted cash usage is calculated as cash usage further adjusted to exclude cash payments related to transactions or events that are unusual or infrequent, significant in size, and that we do not believe are indicative of ongoing or future business operations.
•Adjusted gross profit, adjusted gross margin, adjusted total operating expenses, and adjusted loss from operations: We calculate these non-GAAP financial measures by excluding amortization of certain acquired intangible assets, acquisition and integration related costs, and certain other items which include other charges or benefits resulting from transactions or events that are unusual or infrequent, significant in size, and that we do not believe are indicative of ongoing or future business operations. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
During the quarter ended March 31, 2026, we changed our accounting policy for classifying shipping and handling costs for product sales and they are now recorded in cost of product revenue. Historically, shipping and handling costs were recorded in selling, general and administrative expenses, and we calculated these non-GAAP financial measures by including shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. We applied the change in accounting policy retrospectively, and no longer reclassify shipping and handling costs in our non-GAAP financial measures.
We believe that presentation of these non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. We use these non-GAAP financial measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. We believe that presentation of these non-GAAP financial measures provides useful information to investors in assessing our operating performance within our industry and to allow comparability with the presentation of other companies in our industry.
The non-GAAP financial measures presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP. For example, adjusted EBITDA excludes a number of expense items that are included in net loss and adjusted cash usage excludes certain actual cash payments. As a result, positive adjusted EBITDA or positive adjusted cash usage may be achieved even where we record a significant net loss or reduction in our cash and marketable securities balances in accordance with U.S. GAAP.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” in the section below.
Additionally, we make certain forward-looking statements about our future financial performance that include non-GAAP financial measures, which are difficult to predict for future periods because the nature of the adjustments pertains to events that have not yet occurred. We do not forecast many of the excluded items for internal use and therefore information reconciling forward-looking non-GAAP financial measures to U.S. GAAP financial measures is not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from U.S. GAAP to calculate non-GAAP financial measures could significantly impact our U.S. GAAP results.

QUANTERIX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Loss to Adjusted EBITDA (non-GAAP) and Adjusted EBITDA Margin (non-GAAP)
(Unaudited, in thousands except percentages)

	Three Months Ended March 31,
	2026	2025
Net loss	$(17,541)	$(20,504)
Interest income	(892)	(3,267)
Income tax expense (benefit)	(7)	(2,913)
Depreciation and amortization	5,603	2,188
Stock-based compensation expense (1)	4,177	5,462
Acquisition and integration related costs (2)	1,152	3,578
Earnout recorded as compensation expense (3)	—	3,744
Changes in contingent liabilities (4)	(1,501)	379
Impairment and employee separation costs (5)	20,787	—
Income from contract termination (6)	(21,596)	—
Adjusted EBITDA (non-GAAP)	$(9,818)	$(11,333)

Total revenues	$36,415	$30,333
Adjusted EBITDA margin (non-GAAP) (adjusted EBITDA as a % of revenue)	(27.0)%	(37.4)%
(1)Stock-based compensation expense for certain individuals are included in the caption 'Impairment and employee separation costs'.
(2)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(3)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(4)Consists of fair value adjustments for contingent consideration liabilities related to acquisitions.
(5)Impairment charges for an intangible asset related to the termination of a diagnostics development agreement assumed in the acquisition of Akoya, as well as one-time severance and related costs.
(6)One-time income related to the impact of terminating a diagnostics development agreement assumed in the acquisition of Akoya.

Reconciliation of Net Increase (Decrease) in Cash, Cash Equivalents, and
Restricted Cash to Adjusted Cash Usage (non-GAAP)
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Net increase in cash, cash equivalents, and restricted cash	$6,386	$18,967
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(40)	861
Net change in marketable securities	(25,310)	(42,044)
Cash usage	(18,964)	(22,216)
Adjustments:
Acquisition and integration related payments (1)	2,110	12,090
Payment of employee separation costs (2)	2,104	—
Payments related to restatement costs (3)	—	1,102
Adjusted cash usage (non-GAAP)	$(14,750)	$(9,024)
(1)Represents cash payments towards acquisition and integration related activities, including the cash purchase price of an acquired business.
(2)Represents cash payments for one-time severance and related costs.
(3)Payment of costs associated with the restatement of previously issued financial statements that was completed at the end of 2024.

Reconciliation of Gross Profit, Gross Margin, Total Operating Expenses and Loss from Operations to Non-GAAP Financial Measures
(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2026	2025
Gross profit	$15,566	$14,838
Purchase accounting impact on inventory and property and equipment (1)	199	—
Amortization of acquired intangible assets (2)	2,772	227
Adjusted gross profit (non-GAAP)	$18,537	$15,065

Total revenues	$36,415	$30,333
Gross margin (gross profit as % of total revenues)	42.7%	48.9%
Adjusted gross margin (non-GAAP) (adjusted gross profit as % of total revenues)	50.9%	49.7%

Total operating expenses	$56,928	$41,204
Purchase accounting impact on property and equipment (1)	(223)	—
Amortization of acquired intangible assets (2)	(77)	—
Acquisition and integration related costs (3)	(1,152)	(3,578)
Earnout recorded as compensation expense (4)	—	(3,744)
Impairment and employee separation costs (5)	(20,787)	—
Adjusted total operating expenses (non-GAAP)	$34,689	$33,882

Loss from operations	$(41,362)	$(26,366)
Purchase accounting impact on inventory and property and equipment (1)	422	—
Amortization of acquired intangible assets (2)	2,849	227
Acquisition and integration related costs (3)	1,152	3,578
Earnout recorded as compensation expense (4)	—	3,744
Impairment and employee separation costs (5)	20,787	—
Adjusted loss from operations (non-GAAP)	$(16,152)	$(18,817)
(1)Represents the amortization of the purchase price fair value increase of acquired inventory and property and equipment.
(2)Consists only of the amortization of intangible assets acquired in 2025.
(3)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(4)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(5)Impairment charges for an intangible asset related to the termination of a diagnostics development agreement assumed in the acquisition of Akoya, as well as one-time severance and related costs.

Contact:
Joshua Young
(508) 846-3327
ir@quanterix.com